SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2007

REMY INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13683	35-1909253
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2902 Enterprise Drive Anderson, Indiana	46013
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (765) 778-6499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REMY INTERNATIONAL, INC.

FORM 8-K

CURRENT REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

(a) Approval of the Company’s Financial Performance Bonus Plan

Effective March 1, 2007, the Remy International, Inc. (the “Company”) Board of Directors approved the Financial Performance Bonus Plan (the “Bonus Plan”). The Bonus Plan is subject to stockholder approval.

Purpose

The Bonus Plan is designed to motivate and reward employees of the Company for their continued service to the Company.

Eligibility

The Company’s Board of Directors, in its sole discretion, will determine which employees of the Company will become participants in the Bonus Plan.

Financial Performance Bonus

The Company shall pay to each Bonus Plan participant his or her Financial Performance Bonus (as defined in the Bonus Plan) in three substantially equal, lump sum cash installments in the first fiscal quarter of each of the three years after it is earned. In addition, in the event of a Change in Control (as defined in the Bonus Plan), all amounts payable under the Bonus Plan for the applicable year in which the Change of Control occurs will be paid in full within 30 days of the effective date of such Change of Control.

Termination of Employment/Forfeitures

If the participant resigns from employment without Good Reason (as defined in the Bonus Plan) or the Company terminates such participant’s employment for Cause (as defined in the Bonus Plan), the participant will forfeit any unpaid portion of his or her Financial Performance Bonus. If, however, a participant’s employment is terminated for any other reason, such participant will receive (i) within 30 days of such termination, a lump sum equal to any unpaid amounts for any prior applicable years and (ii) upon the earlier to occur of the ordinary payment date for the applicable year or within 30 days of a Change of Control, if any, an amount equal to the Financial Performance Bonus that would have otherwise been paid for the applicable year in which the termination occurs prorated over the number of days such participant worked during the applicable year.

Administration

The Bonus Plan will be administered by the Company’s Board of Directors, which will have the authority to interpret the Bonus Plan, to establish rules and regulations relating to the Bonus Plan, and to make all other determinations and take all other actions necessary or appropriate for the proper administration of the Bonus Plan.

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Amendment and Termination

The Company’s Board of Directors may amend, modify or terminate the Bonus Plan, in whole or in part, at any time and from time to time, provided any change may not reduce or eliminate any payments already earned under the Bonus Plan.

(b) Amended and Restated Executive Employment Agreement with President and Chief Executive Officer

Effective March 1, 2007, the Company’s Board of Directors approved an Amended and Restated Executive Employment Agreement with John H. Weber (the “Agreement”) providing for the continued employment of Mr. Weber as the Company’s Chief Executive Officer. The Agreement is subject to stockholder approval.

Pursuant to the Agreement, Mr. Weber’s employment will continue until December 31, 2008 unless earlier terminated pursuant to the Agreement. The Agreement also provides for automatic renewal for successive one-year periods unless the Company or Mr. Weber provides notice to the other that the Company or Mr. Weber does not wish to continue the employment relationship. The Agreement amends and restates in its entirety the Executive Employment Agreement between the Company and Mr. Weber dated May 24, 2006 (the “Prior Agreement”).

The Agreement provides for Mr. Weber to receive an annual base salary of $875,000, which the Company’s Board of Directors may, in its sole discretion, review and increase. Mr. Weber is also eligible to receive an annual target incentive bonus equal to 80% of his base salary based upon the attainment of certain performance objectives established by the Company’s Board of Directors and Mr. Weber. In addition, Mr. Weber will be entitled to participate in the Company’s Bonus Plan at an annual target bonus equal to 120% of his base salary. This will replace the Success Bonus (as defined in the Prior Agreement) in Mr. Weber’s Prior Agreement.

As part of Mr. Weber’s compensation package, the Company will provide Mr. Weber with (i) the right to participate in the Company’s Supplemental Executive Retirement Plan, (ii) the right to participate in all pension, 401(k) and other employee pension benefit plans, policies and programs maintained by the Company from time to time for the benefit of senior executive officers, (iii) the right to participate in and be covered on the same basis as other senior executive officers of the Company under all the welfare benefit plans, policies and/or programs maintained by the Company from time to time, including without limitation all medical, hospitalization, dental, disability, life, accidental death and dismemberment, and travel accident insurance plans, programs and/or policies, (iv) reimbursement for expenses incurred by Mr. Weber in performing his duties and responsibilities in accordance with the Company’s policy for senior executives, and (v) an advance of an amount equal to all amounts anticipated to be payable to Mr. Weber under the Company’s relocation policy, including without limitation the anticipated cost of any real estate commissions and other real estate transfer fees or expenses likely to be incurred by Mr. Weber in connection with the sale of his Arizona home, provided that if Mr. Weber is no longer an employee of the Company upon the closing of any sale of his Arizona home, Mr. Weber will reimburse the Company for the advanced commissions.

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If Mr. Weber’s employment is terminated without Cause (as defined in the Agreement) or Mr. Weber terminates his employment for Good Reason (as defined in the Agreement), Mr. Weber will receive (i) his prorated base salary and bonus payments to the date of termination; (ii) medical and dental benefits for a period of 18 months; (iii) a severance payment equal to nine months of Mr. Weber’s base salary in effect on the date of termination; and (iv) in the event the Company elects to require Mr. Weber to enter into post-termination restrictive covenants, an amount equal to 27 months of Mr. Weber’s base salary in effect on the date of termination. If Mr. Weber’s employment is terminated with Cause or without Good Reason, Mr. Weber will receive his prorated base salary and benefits to the date of termination.

(c) Employment Agreements with Executive Officers

Effective March 1, 2007, the Company’s Board of Directors approved a form of employment agreement with similar terms to those contained in the Agreement for Kerry A. Shiba, the Company’s Senior Vice President and Chief Financial Officer, Gerald Mills, the Company’s Senior Vice President and Chief Human Resources Officer, and David Muir, the Company’s Senior Vice President-Supply Chain (each an “Employee,” and together, the “Employees”). Pursuant to the employment agreements, if any of the Employees is terminated without Cause or resigns with Good Reason (as such terms are defined in the employment agreements), such Employee is entitled to receive (i) prorated base salary and bonus payments to the date of termination; (ii) continuation of medical and dental benefits for one year; (iii) an amount equal to three months base salary; and (iv) in the event that the Company elects to require such Employee to enter into post-termination restrictive covenants, an amount equal to nine months base salary on the date of termination.

In addition, pursuant to the employment agreements, (i) Mr. Shiba will (a) receive an annual base salary of $469,000, (b) be eligible to receive an annual target incentive bonus equal to 48% of his base salary, and (c) be entitled to participate in the Company’s Bonus Plan at an annual target bonus equal to 80% of his base salary; (ii) Mr. Mills will (a) receive an annual base salary of $375,000, (b) be eligible to receive an annual target incentive bonus equal to 48% of his base salary, and (c) be entitled to participate in the Company’s Bonus Plan at an annual target bonus equal to 44% of his base salary; and (iii) Mr. Muir will (a) receive an annual base salary of $375,000, (b) be eligible to receive an annual target incentive bonus equal to 48% of his base salary, and (c) be entitled to participate in the Company’s Bonus Plan at an annual target bonus equal to 44% of his base salary. The employment agreements are subject to stockholder approval.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(b) Effective March 1, 2007, Michael S. Delaney resigned as a member of the Board of Directors and Compensation Committee of the Company due to other commitments.

(d) Effective March 1, 2007, the Company’s Board of Directors appointed Harris Newman to fill the vacancy left by Mr. Delaney to the Company’s Board of Directors. Mr. Newman will also serve as a member of the Company’s Compensation Committee. Mr. Newman is a principal of Court Square Partners, along with Mr. Delaney. Court Square Partners beneficially owns more than 80% of the shares of Remy Worldwide Holdings, Inc., the parent of the Company. There were no arrangements or understandings between Mr. Newman and any other persons pursuant to which Mr. Newman was selected as a director of the Company.

(e) See Item 1.01

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2007	REMY INTERNATIONAL, INC.

	By:	/s/ Kerry A. Shiba
Kerry A. Shiba
Senior Vice President and Chief Financial Officer

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